                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                              GENEVA STEEL COMPANY
                       as Debtor and Debtor-in-Possession
                                   as Borrower








                            Dated: February 19, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION  1.   DEFINITIONS.........................................................................................1

SECTION  2.   CREDIT FACILITIES..................................................................................20

         2.1  Revolving Loans....................................................................................20
         2.2  Letter of Credit Accommodations....................................................................21
         2.3  Supplemental Revolving Loans.......................................................................23
         2.4  Availability Reserves..............................................................................24

SECTION  3.   INTEREST AND FEES..................................................................................24

         3.1  Interest...........................................................................................24
         3.2  Closing Fee........................................................................................25
         3.3  Syndication Fee....................................................................................25
         3.4  Servicing Fees.....................................................................................25
         3.5  Unused Line Fee....................................................................................26
         3.6  Changes in Laws and Increased Costs of Loans.......................................................26

SECTION  4.   CONDITIONS PRECEDENT...............................................................................27

         4.1  Conditions Precedent to Initial Loans and Letter of Credit Accommodations..........................27
         4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations..............................29

SECTION  5.   GRANT OF SECURITY INTEREST.........................................................................29

SECTION  6.   COLLECTION AND ADMINISTRATION......................................................................30

         6.1  Borrower's Loan Account............................................................................30
         6.2  Statements.........................................................................................30
         6.3  Collection of Accounts.............................................................................30
         6.4  Payments...........................................................................................31
         6.5  Authorization to Make Loans........................................................................32
         6.6  Use of Proceeds....................................................................................33

SECTION  7.   COLLATERAL REPORTING AND COVENANTS.................................................................33

         7.1  Collateral Reporting...............................................................................33
         7.2  Accounts Covenants.................................................................................34
         7.3  Inventory Covenants................................................................................35
         7.4  Equipment and Real Property Covenants..............................................................36
         7.5  Power of Attorney..................................................................................37
         7.6  Right to Cure......................................................................................37
         7.7  Access to Premises.................................................................................38

SECTION  8.   REPRESENTATIONS AND WARRANTIES.....................................................................38



                                       (i)


         8.1  Corporate Existence, Power and Authority; Subsidiaries.............................................38
         8.2  Financial Statements; No Material Adverse Change...................................................39
         8.3  Chief Executive Office; Collateral Locations.......................................................39
         8.4  Priority of Liens; Title to Properties.............................................................39
         8.5  Tax Returns........................................................................................39
         8.6  Litigation.........................................................................................40
         8.7  Compliance with Other Agreements and Applicable Laws...............................................40
         8.8  Environmental Compliance...........................................................................39
         8.9  Employee Benefits..................................................................................41
         8.10 Bank Accounts......................................................................................43
         8.11 Financing Order....................................................................................43
         8.12 Super Priority Administrative Expense..............................................................43
         8.13 Accuracy and Completeness of Information...........................................................43
         8.14 Survival of Warranties; Cumulative.................................................................43

SECTION  9.   AFFIRMATIVE AND NEGATIVE COVENANTS.................................................................43

         9.1  Maintenance of Existence...........................................................................43
         9.2  New Collateral Locations...........................................................................44
         9.3  Compliance with Laws, Regulations, Etc.............................................................44
         9.4  Payment of Taxes and Claims........................................................................45
         9.5  Insurance..........................................................................................45
         9.6  Financial Statements and Other Information.........................................................46
         9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc............................................49
         9.8  Encumbrances.......................................................................................49
         9.9  Indebtedness.......................................................................................50
         9.10 Loans, Investments, Guarantees, Etc................................................................53
         9.11 Dividends and Redemptions..........................................................................55
         9.12 Transactions with Affiliates.......................................................................55
         9.13 Additional Bank Accounts...........................................................................55
         9.14 Compliance with ERISA..............................................................................55
         9.15 Costs and Expenses.................................................................................56
         9.16 Further Assurances.................................................................................57

SECTION  10.  EVENTS OF DEFAULT AND REMEDIES.....................................................................57

         10.1  Events of Default.................................................................................57
         10.2  Remedies..........................................................................................60

SECTION  11.   JURY TRIAL WAIVER; OTHER WAIVERS
                   AND CONSENTS; GOVERNING LAW...................................................................61

         11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.............................61
         11.2  Waiver of Notices.................................................................................63
         11.3  Amendments and Waivers............................................................................63
         11.4  Waiver of Counterclaims...........................................................................63
         11.5  Indemnification...................................................................................63




                                      (ii)

SECTION  12.   TERM OF AGREEMENT; MISCELLANEOUS..................................................................64

         12.1  Term..............................................................................................64
         12.2  Notices...........................................................................................65
         12.3  Partial Invalidity................................................................................65
         12.4  Successors........................................................................................65
         12.5  Inconsistency with Financing Order................................................................65
         12.6  Entire Agreement..................................................................................65



                                      (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


                  Exhibit A         Information Certificate

                  Schedule 1.37     Existing Lenders

                  Schedule 1.38     Existing Letters of Credit

                  Schedule 8.1      Existing Defaults

                  Schedule 8.4      Existing Liens

                  Schedule 8.9      ERISA Matters

                  Schedule 8.10     Bank Accounts

                  Schedule 9.9      Existing Indebtedness

                  Schedule 9.10     Existing Loans, Advances and Guarantees


                                      (iv)

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated February 19, 1999 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender") and Geneva Steel Company, a Utah corporation, as debtor and debtor-in-possession ("Borrower").


                              W I T N E S S E T H:


         WHEREAS, Borrower has filed a Chapter 11 case under the Bankruptcy Code which is currently pending in the United States Bankruptcy Court for the District of Utah; and

         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein and in the Financing Order (as hereinafter defined);

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1. DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns, including, without limitation, as to Borrower, as debtor and debtor-in-possession under the Bankruptcy Code, and any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of Borrower under Chapter 11 or Chapter 7 of the Bankruptcy Code and any successor upon the conclusion of the Chapter 11 Case. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or have a reasonable likelihood of, adversely affecting either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the business or operations of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), including, without limitation, the maximum amount of any indebtedness or claim which may have a lien or administrative claim upon property of the estate of Borrower superior to or on a parity with the lien and security interest or administrative claim of Lender therein or thereon (including, without limitation, the fees and expenses of the Clerk of the Bankruptcy Court and the Office of United States Trustee pursuant to Section 1930(a) of the Bankruptcy Code and fees and expenses of professionals whose retention is approved by Bankruptcy Court during the Chapter 11 Case pursuant to
Section 327 or Section 1103 of the Bankruptcy Code), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (e) to reflect amounts which may be payable by Borrower to Mannesmann under the Mannesmann Agreement. To the extent Lender may revise the lending formula set forth in Section 2.1 hereof or establish new criteria or revise existing criteria for Eligible Accounts and Eligible Inventory so as to address any event, condition, contingency or risk in a manner satisfactory to Lender, Lender shall not establish an Availability Reserve for the same purpose. The amount of any Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such Availability Reserve as determined by Lender in good faith.

         1.5 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

         1.6 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Utah.

         1.7 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.8 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania or the State of Utah, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.9 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such

Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.10 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.11 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

         1.12 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of at least fifty-one percent (51%) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office.

         1.13 "Chapter 11 Case" shall mean the Chapter 11 Case of Borrower under the Bankruptcy Code referred to as In re Geneva Steel Company, currently pending in the Bankruptcy Court.

         1.14 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.15 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.16 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage of otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

         1.17 "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste and any substance regulated or forming the basis of liability under any Environmental Law, including, without limitation, any special waste, petroleum or petroleum-derived substance or waste, or any constituent of such substance or waste.

         1.18 "11 1/8% Senior Note Agreements" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the 11 1/8% Senior Notes, (b) the 11 1/8% Senior Note Indenture, and (c) all agreements, documents and instruments at any time executed and/or delivered in connection therewith.

         1.19 "11 1/8% Senior Note Indenture" shall mean the Indenture, dated March 15, 1993, between Borrower and the 11 1/8% Senior Note Trustee with respect to the 11 1/8% Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.20 "11 1/8% Senior Notes" shall mean, individually and collectively, the 11 1/8% Senior Notes due 2001 issued by Borrower pursuant to the 11 1/8% Senior Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.21 "11 1/8% Senior Note Trustee" shall mean Bankers Trust Company, as trustee and its successors and assigns, and any replacement or other trustee under the 11 1/8% Senior Note Indenture.

         1.22 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto (provided, that, sales made pursuant to the Mannesmann Agreement in effect on the date hereof shall be deemed in the ordinary course), except that goods sold to Mannesmann under the Mannesmann Agreement (as in effect on the date hereof) may from time to time hereafter be held by Borrower in accordance with the terms of the Mannesmann Agreement (provided, that, any such goods are identified in the records of Borrower as inventory of Mannesmann and reported to Lender as inventory of Mannesmann);

                  (b) such Accounts are not unpaid more than the earlier of: (i) ninety (90) days after the original due date for them or (ii) one hundred twenty
(120) days after the original invoice date for them (or in the case of any Accounts which are subject to a bona fide dispute, one hundred fifty (150) days after the original invoice date for them);

                  (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

                  (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (except pursuant to the Mannesmann Agreement as in effect on the date hereof);

                  (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon

Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to lending formula with respect thereto as Lender may determine);

                  (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice and except for invoices representing Accounts arising under the Mannesmann Agreement where the goods sold to Mannesmann may be held by Borrower so long as the goods are identified in the records of Borrower and reported to Lender as inventory of Mannesmann;

                  (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                  (h) there are no facts, events or occurrences which in the good faith determination of the Lender impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                  (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee other Affiliate of Borrower;

                  (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

                  (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such account debtor's financial condition;

                  (m) such Accounts of a single account debtor (other than Mannesmann, with respect to Accounts arising under the Mannesmann Agreement as in effect on the date hereof) or its Affiliates do not constitute more than fifteen percent (15%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

                  (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of: (i) ninety (90) days after the original due date for them or (ii) one hundred twenty (120) days after the date of the original invoice date for them (or in the case of any Accounts which are subject to a bona fide dispute, one hundred fifty (150) days) which constitute more than fifty percent (50%) of the total Accounts of such account debtor;

                  (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower consistent with its current practice and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

                  (p) such Accounts are owed by account debtors deemed creditworthy at all times by Borrower consistent with its current practice and who are reasonably acceptable to Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.23 "Eligible Equipment" shall mean Equipment owned by Borrower, which is in marketable condition located at premises of Borrower in Utah County, Utah and acceptable to

Lender in all respects. In general, Eligible Equipment shall not include:
(a) Equipment at premises other than those owned and controlled by Borrower, except for Equipment at all locations leased by such Borrower if Lender shall have received a Collateral Access Agreement from the owner and lessor of such premises in form and substance satisfactory to Lender; (b) Equipment subject to a security interest or lien in favor of any person other than Lender; (c) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; (d) Equipment not included in the appraisal received or to be received by Lender as described in Section 1.85 hereof as it may be supplemented; and (e) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower's business as presently conducted. General criteria for Eligible Equipment may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Lender. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral.

         1.24 "Eligible Inventory" shall mean Inventory consisting of raw materials, refractories, scrap, spare parts and types of finished goods held for resale in the ordinary course of the business of Borrower and other types of Inventory that are readily saleable, in each case which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) Inventory at premises other than those owned and controlled by Borrower, except Inventory at premises leased by Borrower if Lender has received a Collateral Access Agreement from the owner, lessor and operator of such premises duly authorized, executed and delivered by such owner, lessor and operator; (c) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (d) bill and hold goods; (e) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; and (f) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.25 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of

Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974,
(ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.26 "Environmental Liabilities and Costs" shall mean, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority or any other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release.

         1.27 "Environmental Lien" means any security interest, mortgage, lien, pledge, charge or other encumbrance in favor of any Governmental Authority for Environmental Liabilities and Costs.

         1.28 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.29 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.30 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.31 "ERISA Event" means, with respect to Borrower or any ERISA Affiliate, (a) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of Borrower or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         1.32 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

         1.33 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.34 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.35 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrower as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, plus the amount of the Supplemental Revolving Loan Limit (as then in effect), and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Maximum Credit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower arising after the date of commencement of the Chapter 11 Case which are more than ninety (90) days after the invoice date as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables, but not yet sent.

         1.36 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.37 "Existing Lenders" shall mean the existing lenders to Borrowers for whom Citicorp USA, Inc. is acting as agent providing the pre-petition secured revolving credit facility to Borrowers listed on Schedule 1.37 hereto (and including Citicorp USA, Inc. in its capacity as agent for such lenders).

         1.38 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of Borrower by Citibank, N.A. or any of the other Existing Lenders listed on Schedule 1.38 hereto.

         1.39 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.40 "Financing Order" shall mean the Interim Order Pursuant to Section 364(c) of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy Procedure (i) Authorizing Debtor to Obtain Emergency Post-Petition Financing and Incur Post-Petition Indebtedness, Granting Senior Liens and Priority Administrative Expense Status, Modifying the Automatic Stay, Authorizing Debtor to Enter Into Agreements with Congress Financial Corporation, as Lender and (ii) Prescribing Form and Manner of Notice and Time for Interim Hearing under Federal Rule of Bankruptcy Procedure 4001(c) entered by the United States Bankruptcy Court for the District of Utah in the Chapter 11 Case and such further interim, permanent and/or supplemental orders relating thereto or authorizing the granting of credit by Lender to Borrower pursuant to Section 364 of the Bankruptcy Code.

         1.41 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

         1.42 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.43 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.44 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services arising after the date of the commencement of the Chapter 11 Case that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

         1.45 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.46 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.47 "Interest Rate" shall mean (a) as to Revolving Loans which are Prime Rate Loans, a rate equal to one-quarter (1/4%) percent per annum in excess of the Prime Rate and, as to Revolving Loans which are Eurodollar Rate Loans, a rate of two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate and (b) as to Supplemental Revolving Loans which are Prime Rate Loans, a rate equal to one and one-quarter (1 1/4%) percent per annum in excess of the Prime Rate and as to Supplemental Revolving Loans which are Eurodollar Rate Loans, three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (and as to Eurodollar Rate Loans, whether Revolving Loans or Supplemental Revolving Loans, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for each such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower) (on the same basis as described above); provided, that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two (2%) percent per annum in excess of the applicable rate otherwise payable as provided above, at Lender's option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid in full, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.48 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.49 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer (including the Existing Letters of Credit.)

         1.50 "Loans" shall mean the Revolving Loans and the Supplemental Revolving Loans.

         1.51 "Mannesmann" shall mean Mannesmann Pipe & Steel Corporation, a New York corporation, and its successors and assigns.

         1.52 "Mannesmann Agreement" shall mean the Amended and Restated Sales Representation Agreement, effective as of November 16, 1998, between Borrower and Mannesmann, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.53 "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition (financial or otherwise), business, performance, operations or properties of Borrower; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements; or
(f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

         1.54 "Maximum Credit" shall mean at any time the lesser of (a) $125,000,000 or (b) the maximum amount of Loans and Letter of Credit Accommodations which Lender may provide to Borrower as set forth in the Financing Order as then in effect.

         1.55 "Mortgage" shall mean the Deed of Trust and Security Agreement, dated of even date herewith, by Borrower in favor of Lender (or a trustee on behalf of Lender) with respect to certain of the Real Property and related assets of Borrower located in the State of Utah, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.56 "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, and to which any Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         1.57 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.58 "9 1/2% Senior Note Agreements" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the 9 1/2% Senior Notes, (b) the 9 1/2% Senior Note Indenture, and (c) all agreements, documents and instruments at any time executed and/or delivered in connection therewith.

         1.59 "9 1/2% Senior Note Indenture" shall mean the Indenture, dated January 15, 1994, between Borrower and the 9 1/2% Senior Note Trustee with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.60 "9 1/2% Senior Notes" shall mean, individually and collectively, the 9 1/2% Senior Notes due 2004 issued by Borrower pursuant to the 9 1/2% Senior Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.61 "9 1/2% Senior Note Trustee" shall mean Bankers Trust Company, and its successors and assigns, and any replacement or other trustee under the 9 1/2% Senior Note Indenture.

         1.62 "Obligations" shall mean any and all Revolving Loans, the Supplemental Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the conversion or dismissal of the Chapter 11 Case, or before, during or after the confirmation of any plan of reorganization in the Chapter 11 Case (and including any principal, interest, fees, costs, expenses and other amounts owed to Lender by Borrower in the Chapter 11 Case or any similar case or proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.63 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.64 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.65 "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         1.66 "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or, if a Title IV Plan or a Plan subject to Section 412 of the Code, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         1.67 "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any applicable law, regulation or court order or decree.

         1.68 "Permitted Holders" shall mean Robert J. Grow and Joseph A. Cannon and their respective heirs, executors, administrators, successors and assigns.

         1.69 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.70 "Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         1.71 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.72 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.73 "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is intended to be tax-qualified under Section 401(a) of the Code, and which Borrower or, if subject to Section 412 of the Code, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         1.74 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgage located in the State of Utah.

         1.75 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.76 "Reference Bank" shall mean First Union National Bank, or such other money center bank as Lender may from time to time designate.

         1.77 "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any property owned or operated by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, ground water or property.

         1.78 "Remedial Action" shall mean all actions required or voluntarily undertaken to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         1.79 "Reportable Event" shall mean any of the events described in
Section 40432(b)(1), (2), (3), (5), (6), (8), or (9) of ERISA.

         1.80 "Revolving Loan Limit" shall mean, at any time, the amount equal to: (a) the Maximum Credit minus (b) the then outstanding principal amount of the Supplemental Revolving Loans.

         1.81 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.82 "Senior Note Agreements" shall mean, collectively, the 11 1/8% Senior Note Agreements and the 9 1/2% Senior Note Agreements.

         1.83 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.84 "Supplemental Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.3 hereof.

         1.85 "Supplemental Revolving Loan Limit" shall mean $20,000,000; provided, that, (a) such amount shall be increased to the amount equal to the lesser of $40,000,000 or eighty (80%) percent of the appraised orderly liquidation value of the Eligible Equipment and such other assets as may be acceptable to Lender for such purpose, in each case with such value determined by a written appraisal, conducted at the expense of Borrower, by independent appraisers acceptable to Lender, which is addressed to Lender and upon which Lender is expressly permitted to rely, provided, that, (i) such increase shall be effective as of the first Business Day after the date of the receipt by Lender of such appraisal and (ii) the Supplemental Revolving Loan Limit shall not so increase if prior to the receipt by Lender of the appraisal referred to in clause (i) above, an Event of Default shall exist or have occurred and (b) the Supplemental Revolving Loan Limit shall decrease as provided in Section 2.3 hereof.

         1.86 "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         1.87 "Unfunded Pension Liability" shall mean, as of any determination date, the aggregate amount, if any, of the amount by which the present value of all accrued benefits under each Title IV Plan exceed the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan.

         1.88 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a weighted average cost basis consistent with the current practice of Borrower or (b) market value.

         1.89 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.90 "Welfare Benefit Plan" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, which Borrower maintains, contributes to, or contributed to prior to the date hereof, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

SECTION 2. CREDIT FACILITIES

         2.1 Revolving Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                           (i) eighty-five (85%) percent of the Net Amount of
                  Eligible Accounts, plus

                           (ii) the lesser of: (A) the sum of sixty (60%)
                  percent of the Value of Eligible Inventory or (B) $100,000,000, less

                           (iii) any Availability Reserves.

                  (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender reasonably determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased above historical levels, or (B) the general creditworthiness of account debtors has declined to the extent such decline adversely affects the likelihood of payment of the Accounts owing by account debtors or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or
(B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature or mix of the Inventory has deteriorated. Any such reduction in the lending formula shall have a reasonable relationship to the event, condition or circumstance which is the basis for such reduction as determined in good faith by Lender and if the event, condition or circumstance which was the basis for such reduction shall cease to exist (as determined by Lender in good faith), Lender shall thereafter increase the lending formula that was reduced as a result thereof to the percentage in effect prior to the occurrence of such event, condition or circumstance.

                  (c) Except in Lender's discretion, (i) the aggregate amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Loan Limit and (ii) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the Revolving Loan Limit, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

                  (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B), Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         2.2 Letter of Credit Accommodations.

                  (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                  (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii)(A) above of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

                  (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $30,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

                  (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents,
(B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name and shall act in a commercially reasonable manner in its good faith determination.

                  (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         2.3 Supplemental Revolving Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Supplemental Revolving Loans to Borrower from time to time in amounts requested by Borrower, up to the amount at any one time outstanding equal to the Supplemental Revolving Loan Limit as then in effect. Borrower may not request Supplemental Revolving Loans, and Lender shall not make Supplemental Revolving Loans, except as Lender may otherwise determine, so long as there are any Revolving Loans available to Borrower under Section 2.1 hereof. All Loans shall first be deemed to constitute Revolving Loans up to the amounts available to Borrower under Section 2.1 hereof and only thereafter shall constitute Supplemental Revolving Loans.

                  (b) Except in Lender's discretion, the aggregate outstanding principal amount of the Supplemental Revolving Loans shall not exceed the Supplemental Revolving Loan Limit as then in effect.

                  (c) The Supplemental Revolving Loan Limit shall be reduced monthly, automatically and without further action, regardless of the value of any Collateral, effective on the first day of each month after the date of the permanent Financing Order in an amount equal to $1,000,000 for each month, provided, that, if the orderly liquidation value of the Eligible

Equipment and such other collateral as is acceptable to Lender for such purpose based on the appraisals to be delivered to Lender pursuant to Section 1.85 hereof (the "Appraised Equipment Value") is greater than $51,000,000, then the Supplemental Revolving Loan Limit shall not be reduced by $1,000,000 each month until the first day of the number of months after the date of the permanent Financing Order calculated as follows: (i) the amount equal to the Appraised Equipment Value minus 50,000,000 divided by (ii) 1,000,000.

                  (d) On each date when any reduction to the Supplemental Revolving Loan Limit becomes effective as set forth herein, Borrower shall automatically, absolutely and unconditionally, without notice or demand, make a payment to Lender in respect of the then outstanding principal amount of the Supplemental Revolving Loans in an amount equal to the excess of the aggregate principal amount of the Supplemental Revolving Loans over the Supplemental Revolving Loan Limit as so reduced. Subject to Section 12.1(c) hereof, all such payments in respect of the Supplemental Revolving Loans shall be without premium or penalty. All interest accrued on the principal amount of the Supplemental Revolving Loans paid pursuant to this Section shall be paid, or may be charged by Lender to the loan account(s) of Borrower, at Lender's option, on the date of such payment.

         2.4 Availability Reserves. All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves in a manner consistent with the criteria and conditions included in the definition thereof.

SECTION 3. INTEREST AND FEES

         3.1 Interest.

                  (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                  (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to ninety percent (90%) of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default shall exist or have occurred, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the then outstanding principal amount of the Term Loan plus the Revolving Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $625,000, which shall be earned and payable in full as of the date hereof.

         3.3 Syndication Fee. Borrower shall pay to Lender as a syndication fee the amount of $312,500, which shall be earned and payable in full on the date hereof.

         3.4 Servicing Fees.

                  (a) Borrower shall pay to Lender annually a servicing fee in an amount equal to $100,000 in respect of Lender's services for each year (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each year hereafter.

                  (b) In addition, Borrower shall pay to Lender annually as a supplemental servicing fee the amount or $100,000 in respect of Lender's services for each year (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be earned in advance on the date hereof and on the first day of each year hereafter and payable $50,000 on the date hereof and $50,000 on the date one hundred eighty (180) days after the date hereof and as to any year hereafter, payable $50,000 on the anniversary of the date hereof and $50,000 on the date one hundred eighty (180) days thereafter, provided, that, as to any year, the entire amount of such fee shall become immediately due and payable on the earlier of (i) Lender's demand at any time on or after the occurrence of an Event of Default or (ii) the termination or non-renewal of the financing provided for herein.

         3.5 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-half (1/2%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.6 Changes in Laws and Increased Costs of Loans.

                  (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                  (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) the Financing Order shall have been entered in the Chapter 11 Case by the Bankruptcy Court, in form and substance satisfactory to Lender, and shall be in full force and effect and no stay with respect to same shall be pending;

                  (b) no trustee, or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to Borrower or its respective business, properties or assets, including, without limitation the Collateral and any other property which is security for the Obligations;

                  (c) this Agreement, the other Financing Agreements and all guaranties, instruments and documents thereunder, shall have been duly authorized by the Financing Order then in effect entered by the Bankruptcy Court in the Chapter 11 Case, and no stay with respect to same shall be pending;

                  (d) Lender shall have received, in form and substance satisfactory to Lender, a release agreement to evidence and effectuate the termination by the Existing Lenders (including Citicorp USA, Inc., as agent on behalf of the Existing Lenders) to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by Citicorp USA, Inc. and each of the Existing Lenders;

                  (e) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (f) Lender shall have completed a field review appropriate under the circumstances, as determined in good faith by Lender, of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date two (2) Business Days prior to the date of the initial Loans and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, prior to the date hereof;

                  (g) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located;

                  (h) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request; and

                  (i) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could reasonably be expected to have a Material Adverse Effect; and

                  (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5. GRANT OF SECURITY INTEREST

         To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

         5.1 Accounts;

         5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, bankers' acceptances and guaranties;

         5.3 all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         5.4 Inventory;

         5.5 Equipment;

         5.6 Real Property;

         5.7 all other property in Borrower's estate in the Chapter 11 Case in which Lender is granted a security interest or lien pursuant to the Financing Order; and

         5.8 Records; and

         5.9 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6. COLLECTION AND ADMINISTRATION

         6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3 Collection of Accounts.

                  (a) By no later than March 1, 1999, Borrower shall establish and maintain, at its expense, blocked accounts ("Blocked Accounts") with Citibank, N.A. or such other bank as is acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Lender shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrower as Borrower may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise. At any time after March 1, 1999, Lender may instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default shall exist or have occurred, or (ii) Excess Availability shall be less than $15,000,000. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be Collateral.

                  (b) For purposes of calculating the amount of the Loans available to Borrower and for purposes of calculating interest on the Obligations, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                  (c) Borrower shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines, provided, that, (a) such payments shall be applied to Supplemental Revolving Loans before being applied to any Revolving Loans and (b) such payments shall be applied to Prime Rate Loans before being applied to Eurodollar Rate Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 noon New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof, (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements, (c) for payments expressly provided for in the Financing Order or any other Order of the Bankruptcy Court, and (d) for Borrowers' working capital and other proper corporate purposes. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting.

                  (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

                            (i) on a regular basis as required by Lender, a
schedule of sales made, credits issued and cash received;

                            (ii) on a monthly basis or more frequently as Lender
may request (but no more than twice monthly so long as no Event of Default exists or has occurred and is continuing), (A) perpetual inventory reports, (B) inventory reports by location and category (including the tonnage by location and category), (C) reports of inventory of Mannesmann held by Borrower, (D) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrower) and (E) agings of accounts receivable;

                            (iii) upon Lender's request, (A) copies of customer
statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                            (iv) such other reports as to the Collateral as
Lender shall request from time to time; and

                  (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent at any time that an Event of Default exists or has occurred and is continuing to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services.

         7.2 Accounts Covenants.

                  (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any material account debtor or the assertion of any claims, offsets, defenses or counterclaims by any material account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof in each case involving $1,000,000 or more, (ii) all material adverse information relating to the financial condition of any material account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies or pursuant to the Mannesmann Agreement as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, after notice to Borrower as to any Account or Accounts, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $1,000,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender and except pursuant to the terms of the Mannesmann Agreement as in effect on the date hereof, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement and except for the rights of Mannesmann under the Mannesmann Agreement as in effect on the date hereof, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except that so long as no Event of Default shall exist or have occurred and Excess Availability is greater than $15,000,000, Borrower shall not be required to deliver to Lender chattel paper or instruments of less than $500,000 in any one case or $2,000,000 in the aggregate.

                  (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other reasonable action Lender may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year consistent with the past practice of Borrower, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory, except as provided in the Mannesmann Agreement as in effect on the date hereof; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except as otherwise provided in the Mannesmann Agreement as in effect on the date hereof and except pursuant to the current policies of Borrower as disclosed to Lender; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) within thirty (30) days after the date hereof, Borrower shall not, without prior written notice to Lender (or such other notice or report as Lender may from time to time require), acquire or accept any Inventory on consignment or approval (provided, that, as of the date hereof and during such thirty (30) day period, such Inventory is identified separately as consignment Inventory on any reports to Lender) .

         7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrower shall keep the Equipment that is currently in use or hereafter acquired by Borrower in good order, repair, operational and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment that is currently in use or hereafter acquired with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business and except as otherwise permitted herein; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to
(i) take control in any manner of any item of payment or proceeds thereof received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any reasonable amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound except as set forth on Schedule 8.1 hereof. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information Certificate. Any such Subsidiaries do not have any material assets other than the investment by Vineyard Management

Company in CPICOR Management Company and the federal grant described in the Borrower's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and any proceeds of a loan or capital contribution from Borrower permitted under Section 9.10 hereof.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date hereof and the Geneva Steel Company Business Plan through the year 2003 prepared as of December 1998 for the period through January 31, 1999 delivered by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof, other than the locations of Inventory currently in transit to locations set forth on the Information Certificate.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets or business of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a Material Adverse Effect except for the default under the Senior Note Agreements as a result of the failure to make the payment due thereunder and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

         8.8 Environmental Compliance.

                  (a) The operations of Borrower and, to the Borrower's knowledge, its tenants comply with all applicable Environmental Laws other than such non-compliance the consequences of which in the aggregate would not give rise to any Environmental Liabilities and Costs that are reasonably likely to have a Material Adverse Effect.

                  (b) Borrower has obtained all environmental, health and safety Permits necessary for its operations, and all such Permits are in good standing and Borrower is in compliance with the terms and conditions of such Permits other than such failures to obtain, lack of good standing and non-compliance the consequences of which in the aggregate would give rise to any Environmental Liabilities and Costs that are not reasonably likely to have a Material Adverse Effect.

                  (c) Borrower does not currently, and has not previously owned or leased real property or operations subject to any threatened or outstanding order or judgment from, or consent decree or similar agreement in response thereto with, any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which in the aggregate would give rise to any Environmental Liabilities and Costs that are not reasonably likely to have a Material Adverse Effect.

                  (d) There are no conditions or circumstances associated with the currently or previously owned or leased Real Property or operations of Borrower or to Borrower's knowledge, their respective tenants, which would give rise to any Environmental Liabilities and Costs other than those which in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  (e) Borrower does not own or operate a treatment or storage facility, but does own a disposal facility, requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq., the regulations thereunder or any state analog. Pursuant to undertakings by USX Corporation, Borrower is in compliance with all applicable financial responsibility requirements of all Environmental Laws, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any state equivalents.

                  (f) Borrower has not failed to file any notice required under any applicable Environmental Law reporting a Release, the consequences of which in the aggregate would give rise to Environmental Liabilities and Costs that would have a Material Adverse Effect.

                  (g) No Environmental Lien and, to Borrower's knowledge, no unrecorded Environmental Lien has attached to any property owned, leased or operated by Borrower, except as permitted by Section 9.8(f) hereof.

                  (h) There is not now on or in the property owned, leased or operated by Borrower (i) any underground storage tanks or surface impoundments,
(ii) any polychlorinated biphenyls ("PCBs'") used in electrical or other equipment, or (iii) to the knowledge of Borrower, any asbestos-containing material, the existence of any of which is reasonably likely to have a Material Adverse Effect.

         8.9 Employee Benefits.

                  (a) Schedule 8.9 sets forth by category all Plans, all Qualified Plans and all unfunded Pension Plans and all other Plans subject to
Section 412 of the Code as of the date hereof. There are no Title IV Plans or Multiemployer Plans as of the date hereof, except as set forth on Schedule 8.9 hereto. Except as set forth on Schedule 8.9 hereto, there are no Welfare Benefit Plans that provide post-retirement life insurance or medical benefits (other than continuation coverage required to be provided pursuant to Section 4980B of the Code and which are required to be paid one hundred (100%) percent by the recipient, the recipient's spouse or the recipient's parent) as of the date hereof.

                  (b) Each Qualified Plan has received a favorable determination letter from the Internal Revenue Service with respect to its qualification under
Section 401 of the Code, and the trusts created under each such Qualified Plan are exempt from tax under the provisions of Section 501 of the Code and, to the knowledge of Borrower, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                  (c) Each Plan (other than a Multiemployer Plan) is in compliance in all material respects with applicable provisions of ERISA and the Code, including, without limitation, the filing of reports required under the Code or ERISA which are true and correct in all material respects as of the date filed, and with respect to each such Plan, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan.

                  (d) There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course) asserted or instituted against Borrower or any ERISA Affiliate with respect to a Title IV Plan. To the knowledge of Borrower, there are no pending or threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, or (ii) any fiduciary with respect to any Plan.

                  (e) Within the last five years, neither Borrower nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with any Unfunded Pension Liability being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

                  (f) Borrower and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the code and the regulations thereunder.

                  (g) Borrower has not engaged in a prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Plan, which would subject or has any reasonable likelihood of subjecting Borrower (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the Code or any other material liability.

                  (h) Neither Borrower nor any ERISA Affiliate has any liability under any terminated "employee benefit plan", as defined in Section 3(2) of ERISA, of any related or unrelated entity or any Multiemployer Plan other than liability for benefit payments payable in the ordinary course.

                  (i) The present value of any liability as of the date hereof with respect to any unfunded Pension Plan of Borrower is reflected on the audited financial statements referred to in Section 9.6 or is provided on
Schedule 8.9, together with the assumptions utilized in the calculations.

                  (j) Except as set forth on Schedule 8.9, as supplemented from time to time by the Borrower, none of the assets of any Plan (other than a Multiemployer Plan) are invested in a guaranteed annuity contract with any insurance company that is not rated the highest available rating by Standard & Poor's Corporation, Moody's Investors Service and A.M. Best Company, Inc.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

         8.11 Financing Order. The Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any Bankruptcy Judge or District Court Judge and is not subject to any pending stay.

         8.12 Super-Priority Administrative Expense. All Obligations incurred during the pendency of the Chapter 11 Case or thereafter shall, in addition to being secured by the Collateral, constitute claims entitled to super-priority under Section 364(c)(1) of the Bankruptcy Code, as more fully set forth in the Financing Order.

         8.13 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and when taken as a whole does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         8.14 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3 Compliance with Laws, Regulations, Etc.

                  (a) Borrower shall, and shall cause any Subsidiary to, at all times, comply in all respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority (including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws) where the failure to so comply or observe the same would have a Material Adverse Effect.

                  (b) Within thirty (30) days after the date hereof, Lender shall have received all existing environmental audits of Borrower's plants and the Real Property conducted by any independent environmental engineering firm and such other information with respect to the compliance by Borrower with applicable Environmental Laws as Lender may reasonably require.

                  (c) Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be made available by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

                  (d) Upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that could result in Borrower incurring material Environmental Liabilities and Costs, Borrower shall, at its cost, conduct or pay for consultants to conduct, such tests or assessments of environmental conditions at such operations or properties (if any), including, without limitation, the investigation and testing of subsurface conditions, and shall take such remedial, investigational or other action as any Governmental Authority requires (except where contested in good faith, by proper proceedings and where the consequence of such contest is not reasonably likely to have a Material Adverse Effect) or as is appropriate and consistent with good business practice. If, in the reasonable judgement of Lender such Environmental Liabilities and Costs would have a Material Adverse Effect, and if the consultant selected by Borrower is not reasonably acceptable to Lender, Lender shall (i) select a consultant of its own choosing to monitor the work of Borrower's consultant and Borrower shall pay for all reasonable costs incurred by Lender's consultant in connection with performing such monitoring activities, and (ii) promptly notify Borrower of such determination and appointment. Nothing contained in this Agreement shall be construed as limiting or impeding Borrower's rights and obligations to take any and all actions necessary and desirable to address any Release or Environmental Liabilities and Costs or to comply with all Environmental Laws.

                  (e) Borrower shall not, shall not permit any Subsidiary to, and shall not knowingly permit any lessee or any other Person to, dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by the Borrower or any of its Subsidiaries, except for such dispositions the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  (f) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                  9.5 Insurance. Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer (including self-insurance). Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. By no later than March 1, 1999, all policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. By no later than March 1, 1999, Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or if no Loans are outstanding, hold such proceeds as cash collateral for the Obligations. At any time promptly upon Lender's request, Lender shall receive, at Borrower's expense, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgage, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests. By no later than March 1, 1999, Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee.

         9.6 Financial Statements and Other Information.

                  (a) Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Lender in writing of the details of (i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower shall furnish to Lender: (i) promptly and in any event within ten (10) Business Days after any officer of Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of the chief financial officer or other appropriate officer of Borrower or ERISA Affiliate describing such event and the action, if any, which Borrower or such ERISA Affiliate proposes to take with respect thereto; (ii) promptly and in any event within ten (10) Business Days after any officer of Borrower or any ERISA Affiliate knows or has reason to know that a contribution or payment under any Plan has been not made when due (except for contributions to defined contribution plans that are de minimis in amount and result from reasonable administrative delays and which are timely corrected in the ordinary course) a written statement of the chief financial officer of Borrower or such ERISA Affiliate describing such event and the action, if any, which Borrower or such ERISA Affiliate proposes to take with respect thereto; (iii) promptly and in any event within thirty (30) days after the filing thereof by Borrower, with respect to any Pension Plan, and by any ERISA Affiliate, with respect to any Pension Plan subject to Section 412 of the Code, a copy of each annual report (Form 5500 Series, including Schedule B thereto), and upon request by a Lender with respect to any other Plan including any Multiemployer Plan to the extent Borrower may obtain such report through reasonable efforts; (iv) promptly and in any event within ten (10) Business Days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion Borrower or any ERISA Affiliate receives from the Department of Labor or Internal Revenue Service with respect to any Plan and, at the request of Lender, a copy of any favorable notice, determination letter, ruling or opinion with respect thereto from any such Governmental Authority; (v) promptly and in any event within ten (10) Business Days after receipt of knowledge or written notice of commencement thereof, notice of any action, suit or proceeding before any Governmental Authority or arbitrator affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect; (vi) promptly and in any event within ten (10) days after notice or knowledge thereof by an officer of Borrower, notice that Borrower has become liable to pay the tax on prohibited transactions imposed by Section 4975 of the Code, and a copy of Form 5330 as soon as available thereafter; (vii) promptly, and in any event within ten (10) Business Days after an officer of Borrower receives notice of the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting Borrower, except those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect; (viii) promptly and in any event within forty-five (45) days of any officer of the Borrower learning of any of the following, written notice of any of the following: (A) except for the amounts contemplated by the Geneva Steel Company Business Plan through the year 2003 prepared as of December 1998 previously delivered by Lender; knowledge that Borrower is or could reasonably be expected to be liable for Environmental Liabilities and Costs of $1,000,000 or more in any twelve (12) month period as a result of a Release or threatened Release; (B) the receipt by Borrower of written notification that any real or personal property of Borrower is subject to any Environmental Lien; (C) the receipt, after the date hereof, by Borrower of any written notice from a Governmental Authority of any violation of any applicable law, regulation, court order or decree involving environmental, health or safety matters, except for violations the consequence of which in the aggregate are not reasonably likely to subject Borrower to Environmental Liabilities and Costs of $500,000 or more in any twelve (12) month period; provided, that, from and after the date the aggregate of all Environmental Liabilities and Costs under Section 9.6(d)(viii)(C) in any twelve (12) month period exceeds $1,000,000, Borrower shall furnish written notice of each subsequent violation which individually is reasonably likely to subject Borrower to Environmental Liabilities and Costs in excess of $250,000, (D) the commencement of any judicial or administrative proceeding or investigation by any Governmental Authority alleging a violation of any law or regulation involving environmental, health or safety matters other than those the consequences of which in the aggregate are not reasonably likely to subject Borrower to Environmental Liabilities and Costs of $500,000 or more in any twelve (12) month period; provided, that, from and after the date the aggregate of all Environmental Liabilities and Costs under Section 9.6(d)(viii)(C) in any twelve (12) month period exceeds $1,000,000, Borrower shall furnish written notice of each subsequent violation which individually is reasonably likely to subject Borrower to Environmental Liabilities and Costs in excess of $250,000,
(E) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property by Borrower other than those the consequences of which in the aggregate have no reasonable likelihood of subjecting Borrower to Environmental Liabilities and Costs of $250,000 or more in any twelve (12) month period.

                  (e) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of

Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors if an Event of Default exists or has occurred and is continuing, to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $5,000,000 for all such Equipment disposed of in any fiscal year of Borrower, or

                  (c) form or acquire any Subsidiaries, or

                  (d) wind up, liquidate or dissolve, or

                  (e) agree to do any of the foregoing.

                  9.8 Encumbrances. Borrower shall not, and shall permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to

Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $15,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) Environmental Liens, that (i) are being contested in good faith by appropriate proceedings, unless such contest is reasonably likely to have a Material Adverse Effect, (ii) do not materially interfere with the business operations of Borrower as presently conducted and,
(iii) the consequences of which in the aggregate would not subject Borrower to Environmental Liabilities and Costs in excess of $5,000,000 in any twelve (12) month period (after the application of insurance and indemnification proceeds receivable with respect to which the insurer or indemnifying party, as the case may be, does not contest or dispute); (g) the security interests and liens set forth on Schedule 8.4 hereto; (h) the claim to assets and properties of Borrower by professionals whose retention is approved by the Bankruptcy Court during the Chapter 11 Case pursuant to Section 327 and Section 1103 of the Bankruptcy Code for fees and expenses in connection with services rendered after the commencement of the Chapter 11 Case to the extent permitted under the Financing Order; (i) reclamation claims of suppliers to Borrower arising prior to the commencement of the Chapter 11 Case to the extent permitted under the Bankruptcy Code and which are subject and subordinate to the security interests of Lender; and (j) security interests in and liens upon Equipment not included in the appraisal delivered to Lender as described in Section 1.85 hereof or Real Property acquired after the date hereof to secure not more than $2,000,000 in the aggregate of the Indebtedness permitted under Section 9.9(f) below.

         9.9 Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

                  (a) the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) to the extent not incurred or secured by liens (including Capital Leases) in violation of any other provision of this Agreement;

                  (c) Indebtedness of Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements, commodity swap agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates or raw materials; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $100,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

                  (d) Indebtedness of Borrower up to the principal amount of $190,000,000 evidenced by the 9 1/2% Senior Notes, as reduced by payments of principal in respect thereof, plus interest thereon at the rate provided for in the 9 1/2% Senior Notes as in effect on the date hereof; provided, that: (i) Borrower may only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the 9 1/2% Senior Notes as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the 9 1/2% Senior Note Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith as in effect on the date hereof except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower, or
(B) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, (iii) Borrower shall furnish to Lender copies of all notices or demands either received from the 9 1/2% Senior Note Trustee or any of the holders of the 9 1/2% Senior Notes, or on its or their behalf, promptly after receipt thereof, or sent by Borrower or any of its Affiliates, or on its or their behalf, to the 9 1/2% Senior Note Trustee or any other representative of the holders of the Senior Notes, concurrently with the sending thereof, as the case may be, and (iv) such Indebtedness is and shall at all times be unsecured;

                  (e) Indebtedness of Borrower up to the principal amount of $135,000,000 evidenced by the 11 1/8% Senior Notes in each case as reduced by payments of principal in respect thereof, plus interest thereon at the rate provided for in the 11 1/8% Senior Notes as in effect on the date hereof; provided, that: (i) Borrower may only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the 11 1/8% Senior Notes as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the 11 1/8% Senior Note Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith as in effect on the date hereof except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower, (B) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, (iii) Borrower shall furnish to Lender copies of all notices or demands either received from the 11 1/8% Senior Note Trustee or any of the holders of the 11 1/8% Senior Notes, or on its or their behalf, promptly after receipt thereof, or sent by Borrower or any of its Affiliates, or on its or their behalf, to the 11 1/8% Senior Note Trustee or any other representative of the holders of the 11 1/8% Senior Notes, concurrently with the sending thereof, as the case may be, and (iv) such Indebtedness is and shall at all times be unsecured;

                  (f) Indebtedness of Borrower arising after the date hereof owing to any Person (other than as otherwise permitted herein); provided, that, as to any such Indebtedness, each of the following conditions is satisfied as determined by Lender: (i) promptly upon Lender's request, Lender shall have receive true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereof, (ii) upon Lender's request, Borrower shall report the amount of such Indebtedness and such other information with respect thereto as Lender may from time to time, (iii) such Indebtedness shall be incurred by Borrower at commercially reasonable rates and terms in a bona fide arm's length transaction, (iv) as of the date of incurring such Indebtedness, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of default, shall exist or have occurred and be continuing, (v) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $5,000,000 and not more than $2,000,000 of such Indebtedness may be secured by security interests or liens permitted under Section 9.9(i) above, (vi) such Indebtedness shall not at any time include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or adversely affect the arrangements of Borrower with Lender, (vii) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness, (viii) Borrower shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Borrower shall furnish to Lender all material notices or demands in connection with such Indebtedness received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower and or on its behalf concurrently with the sending thereof, as the case may be;

                  (g) the Indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents, provided, that,
(i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

                  (c) the contingent obligation of Borrower to purchase accounts owing to Mannesmann in the event that the account debtor fails to pay such account within ninety (90) days of the invoice date as set forth in Section 5.4 of the Mannesmann Agreement;

                  (d) the contingent reimbursement obligation of Borrower to Citibank N.A. as issuer of the Existing Letters of Credit in the event of a draw thereunder, provided, that, Borrower shall not amend, modify or extend any of the Existing Letters of Credit or any agreement related thereto;

                  (e) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

                  (f) obligations or account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Lender by Borrower and promptly delivered to Lender as so endorsed;

                  (g) loans or capital contributions or other equity investments in each case in cash or other immediately available funds by Borrower after the date hereof in or to any wholly-owned Subsidiary of Borrower, provided, that, as to any such capital contribution or other investment or payment, each of the following conditions is satisfied: (i) the aggregate amount of all such loans, capital contributions or other payments shall not exceed $3,000,000, and (ii) as of the date of the making of any such loan, capital contribution or other equity investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing;

                  (h) loans of money or property (other than Collateral) to any person, or investment by capital contribution in any Person (other than as otherwise permitted above); provided, that, as to any such loans or investments, each of the following conditions is satisfied: (i) the total aggregate amount of any such loans or investments shall not exceed $1,000,000 in the aggregate, (ii) as of the date of any such loan or investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (iii) in the case of an investment by capital contribution, at Lender's option, the original of any stock or other instrument evidencing such capital contribution shall be promptly delivered to Lender, together with such stock power, assignment or endorsement as Lender may request, (iv) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement and with full recourse to the payee thereof,

                  (i) loans or advances by Borrower to any of its employees, after the date hereof, not to exceed the principal amount of $500,000 in the aggregate at any time outstanding in the ordinary course of Borrower's business for reasonable and necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with Borrower;

                  (j) the loans, advances and guarantees set forth on Schedule
9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other


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
Indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         9.12 Transactions with Affiliates. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

         9.13 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14 Compliance with ERISA.

                  (a) For each Qualified Plan hereafter adopted or maintained by Borrower or any ERISA Affiliate, Borrower shall (i) seek, and cause, as applicable, Borrower and its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the Code, and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the code.

                  (b) With respect to each Welfare Benefit Plan hereafter adopted or maintained by Borrower or any ERISA Affiliate that is subject to the requirements of Section 4980B of the Code, Borrower shall, and shall cause such of its ERISA Affiliates to, comply in all material respects with the notice and continuation coverage requirements of Section 4980B of the code and any final regulations thereunder.

                  (c) Borrower shall not, and shall not permit any of its ERISA Affiliates to, (i) adopt or become obligated to contribute to any Title IV Plan or any Multiemployer Plan or any other Plan subject to Section 412 of the Code (except for any such Plan listed on Schedule 8.9 on the date hereof), (ii) establish or become obligated with respect to any new Welfare Benefit Plan, or modify any existing Welfare Benefit Plan, which is reasonably likely to result in an increase of the present value of future liabilities for post-retirement life insurance and medical benefits under all such plans to increase by more than $1,000,000, or (iii) establish or become obligated to contribute to any new unfunded Pension Plan, or modify any existing unfunded Pension Plan, which is reasonably likely to result in an increase in the present value of future liabilities under all such plans of more than $1,000,000.

         9.15 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fee,; costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.16 Further Assurances.

                  (a) At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations if after five (5) days Lender has not received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

                  (b) Without limiting the generality of the foregoing, Borrower shall use its best efforts to deliver, or cause to be delivered, to Lender by no later than February 20, 1999, UCC termination statements for all UCC financing statements previously filed by or on behalf of the Existing Lenders or their predecessors, as secured party (or any agent for the Existing Lenders) and Borrower or any Obligor, as debtor and satisfactions and discharges or any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of any of the Existing Lenders or a trustee for the Existing Lenders, in form acceptable for recording in the appropriate government office (including taking all necessary action to enforce its rights to require the delivery thereof under applicable law and obtaining relief from the Bankruptcy Court to require the Existing Lenders to deliver such documents).

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrower fails to pay any of the Obligations within three (3) days after the same becomes due and payable or (ii) Borrower fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.12, 9.13, 9.14, 9.15, or 9.16 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower of any such covenant or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this

Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $2,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

                  (e) Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                  (f) (i) with respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurs which, in the reasonable determination of Lender, has a substantial probability of resulting in direct or indirect liability to Borrower, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan Borrower or any ERISA Affiliate shall incur withdrawal liability, (iv) with respect to any Qualified Plan, Borrower or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the Internal Revenue Service, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event which is not described in clauses (ii) - (iv) hereof, in the reasonable determination of Lender there is a substantial probability of the termination of any such plan by the PBGC under Section 4042 of ERISA; provided, however, that the events listed in clauses (i) - (v) hereof shall constitute Events of Default only if the amount of the liability, deficiency or waiver request of Borrower or any ERISA Affiliate, assessed or reasonably expected to be assessed, exceeds $200,000 in any case set forth in (i) through (v) above, or exceeds $750,000 in the aggregate for all such cases; or

                  (g) Borrower shall have entered into any consent or settlement decree or agreement or similar arrangement with any Governmental Authority or any judgment, order, decree or similar action shall have been entered against Borrower, in either case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Borrower is likely to incur Environmental Liabilities and Costs, other than those contemplated by the projections for such period provided by Borrower to Lender prior to the date hereof in any twelve (12) month period, in excess of $5,000,000;

                  (h) the Financing Order shall be revoked, remanded, vacated, reversed, stayed, rescinded, modified or amended on appeal or by any Bankruptcy Judge or District Court Judge or the failure for a permanent Financing Order to be entered within forty-five (45) days after the entry of the initial interim Financing Order;

                  (i) the occurrence of any condition or event which permits or Lender to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Event of Default" as defined in the Financing Order; or

                  (j) conversion of the Chapter 11 Case to a Chapter 7 case under the Bankruptcy Code; or

                  (k) dismissal of the Chapter 11 Case or any subsequent Chapter 7 case of Borrower, either voluntarily or involuntarily; or

                  (l) any failure by Borrower to observe or perform any of the material terms or conditions of any order, stipulation or other arrangements entered by or with the Bankruptcy Court in the Chapter 11 Case; or

                  (m) the granting of a lien on or other interest in any property of Borrower, or administrative expense claim, by any Bankruptcy or District Court Judge which is superior to or ranks in parity with the lien on the Collateral of Lender granted in this Agreement, the other Financing Agreements or the Financing Order (except as contemplated pursuant to the Financing Order for professional persons retained pursuant to Sections 327 and 1103 of the Bankruptcy Code and otherwise permitted under the Financing Order or other Financing Agreements); or

                  (n) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, or any Capital Lease, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $1,000,000 (other than as to any obligation arising prior to the commencement of the Chapter 11 case) which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (o) any Change of Control;

                  (p) the indictment by any Governmental Authority, or as Lender may in good faith determine, the threatened indictment by any Governmental Authority of Borrower under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of more than $500,000 of any of the property of Borrower;

                  (q) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof; or

                  (r) there shall be an event of default under any of the other Financing Agreements.

         10.2 Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the

Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                  (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans, Supplemental Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.


SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
            AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the United States Bankruptcy Court of Utah and the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

                  (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, except for losses, claims, damages, liabilities, costs or expenses as a result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

         12.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the earlier to occur of
(i) the second anniversary of the date hereof, (ii) the effective date of any order entered by the United States Bankruptcy Court for the District of Utah confirming a plan of reorganization for Borrower in the Chapter 11 Case, or
(iii) the termination date set forth in the Financing Order (unless sooner terminated by Lender pursuant to the terms hereof or pursuant to any Financing Order). Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If this Agreement is terminated prior to the consummation of a plan of reorganization of Borrower in the Chapter 11 Case pursuant to Borrower entering into successor debtor-in-possession financing in the Chapter 11 Case, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in an amount equal to one (1%) percent of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.5 Inconsistency with Financing Order. In the event of any specific inconsistency between the terms of this Agreement or the other Financing Agreements and the Financing Order, the terms of the Financing Order shall govern with respect to such specific inconsistency.

         12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                      BORROWER

CONGRESS FINANCIAL CORPORATION              GENEVA STEEL COMPANY,
                                            as debtor and debtor-in-possession

By: /s/ David M. Weinstein                  By: /s/ Dennis L. Wanlass
    --------------------------                  ------------------------------
Title: First Vice President                 Title: Vice President

Address:                                    Chief Executive Office:

1133 Avenue of the Americas                 10 South Geneva Road
New York, New York 10036                    Vineyard, Utah 84058

                       RESERVE ACKNOWLEDGEMENT CERTIFICATE



         Congress Financial Corporation ("Lender") and Geneva Steel Company, Debtor and Debtor-in-Possession ("Borrower") have entered into financing arrangements pursuant to which Lender may make loans and advances to Borrower as set forth in the Loan and Security Agreement, dated of even date herewith, by and between Lender and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, together with this Certificate (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

         All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

         Pursuant to the terms of the Loan Agreement, Lender has the right from time to time to establish Availability Reserves. Borrower hereby acknowledges and confirms that, without limiting any other rights of Lender under the Loan Agreement with respect to the establishment of Availability Reserves or otherwise and in addition to any other Availability Reserves:

         1.       Lender may, at its option, establish:

         (a) an Availability Reserve in the aggregate amount of up to $6,000,000, which Availability Reserve shall be established on the effective date of any increase in the Supplemental Revolving Loan Limit which results in such limit being $6,000,000 more than the amount of such limit as of the date hereof (and which Availability Reserve shall be deemed allocated to the amounts of the Supplemental Revolving Loans otherwise available to Borrower), provided, that, if the Supplemental Revolving Loan Limit is not so increased by April 1, 1999, then on or about such date Lender may establish such Availability Reserve in such increments and at such times as Lender may determine until such Availability Reserve is equal to $6,000,000 (but in no event will more than $1,500,000 of such $6,000,000 Availability Reserve be established in any one week); and

         (b) an Availability Reserve in the amount of $5,000,000 as of the date hereof (which Availability Reserve shall be deemed allocated to the amounts of Supplemental Revolving Loans otherwise available to Borrower), provided, that, such Availability Reserve shall be terminated and released as of such date as Lender shall have received evidence, in form and substance satisfactory to Lender, that the inventory reports to be delivered by Borrower to Lender hereunder are and will be accurate and capable of being delivered to Lender in a timely manner on a consistent basis and in a form and with such detail as Lender may require, so long as no Event of Default or act, condition or event which with notice of passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

         2. Without limiting the generality of the foregoing or any provisions in the Loan Agreement, Lender may in good faith establish Availability Reserves to reflect events, conditions, contingencies or risks which as determined by Lender in good faith do or have a reasonable likelihood of adversely affecting the Collateral and its value or the business or operation of Borrower (which could include such matters as adverse developments in the steel industry, declines in sales, adverse changes in terms provided to Borrower by suppliers, the failure of Borrower to meet its projections and other matters which adversely affect the value of the

                  Collateral or the amounts which Lender might realize thereon or adversely affects the prospects of Borrower). In consideration of the foregoing, (a) in the event that the Supplemental Revolving Loan Limit is increased after the date hereof based on an Appraised Equipment Value in the excess of $51,000,000, Lender may, in its discretion, on and after such increase establish additional Availability Reserves on the first day of each month in the amount of $1,000,000 for each month (which Availability Reserve shall be deemed allocated to the amounts of the Supplemental Revolving Loans otherwise available to Borrower) and (b) Lender may establish an Availability Reserve in an amount equal to Accounts which are unpaid more than ninety (90) days but less than one hundred twenty (120) days after the original invoice date for them, regardless of whether or not subject to a bona fide dispute, and for Accounts owed by an account debtor who has Accounts unpaid more than ninety (90) days but less than one hundred twenty (120) days after the original invoice date (whether or not subject to a bona fide dispute), which constitute more than fifty (50%) percent of the total Accounts of such account debtor.

         3. In addition to the conditions to the increase in the Supplemental Revolving Loan Limit set forth in Section 1.85 of the Loan Agreement, such increase will only be effective if Lender shall have received evidence in form and substance satisfactory to Lender that the inventory reports of Borrower to be delivered to Lender are and will be accurate and capable of being delivered to Lender in a timely manner on a consistent basis and in a form and with such detail as Lender may require.



         Borrower understands and agrees that Lender is relying on this Certificate in providing financing to Borrower pursuant to the Loan Agreement and waives and releases any claims against Lender in connection with the establishment of such Availability Reserves.


Dated:  February 19, 1999


                                        ACKNOWLEDGED AND CONFIRMED:

                                        GENEVA STEEL COMPANY, Debtor and
                                        Debtor-in-Possession

                                        By:  /s/ Dennis L. Wanlass
                                           ---------------------------
                                        Title: Vice President